Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 9 to the Registration Statement on Form S-1 of our report dated March 23, 2004 except for Note 18 as to which the date is September 21, 2004 relating to the consolidated financial statements of Shopping.com Ltd., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California

October 14, 2004